UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CHINA SHEN ZHOU MINING &RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

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CHINA SHEN ZHOU MINING &RESOURCES, INC.

No. 166 Fushi Road, Zeyang Tower, Suite 305

Shijingshan District, Beijing, China 100043

Telephone number: 86-010-68867292

December ______, 2007

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement (the "Information Statement") is furnished by the Board of Directors of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the "Company", or "us"), to the stockholders of record of the Company at the close of business on December 17,  2007 (the "Record Date") to provide information with respect to certain corporate actions taken by written consent of Xiaojing Yu and Xueming Xu, holders of a majority of the outstanding shares of the Company's common stock that were entitled to vote on such actions (the "Majority Stockholders")

The written consent, executed by the Majority Stockholders on the Record Date, has approved an amendment to our Articles of Incorporation to effect a 1.5:1 reverse split of our common stock.

The Majority Stockholders, holding approximately 77.368% of the outstanding shares of the Company's common stock, has approved, by written consent, all of the above-described actions. Therefore, all required corporate approvals for these actions have been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US

A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

s/ Xiaojing Yu

Chief Executive Officer

December____, 2007

CHINA SHEN ZHOU MINING &RESOURCES, INC.

No. 166 Fushi Road, Zeyang Tower, Suite 305

Shijingshan District, Beijing, China 100043

Telephone number: 86-010-68867292

December ____, 2007

PURPOSE OF INFORMATION STATEMENT

This Information Statement (the "Information Statement") is being mailed on or about December 10, 2007 to the stockholders of record of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the "Company", or "us"), at the close of business on December 17, 2007 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning an amendment to our Articles of Incorporation to effect a 1.5:1 reverse split of the Company's common stock approved by Xiaojing Yu and Xueming Xu, holders of a majority of our voting stock (the "Majority Stockholders"), on the Record Date.

RECORD DATE AND VOTING SECURITIES

 Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one series of common stock, par value $0.001 per share, outstanding. On the Record Date, 22,214,514 validly issued shares of our common stock were issued and outstanding and held of record by 666 registered stockholders.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada General Corporation Law (the "NGCL"). Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company's voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has first been sent or given to the Company's stockholders.

DISSENTERS' RIGHTS

The NGCL does not provide for dissenters' rights in connection with any of the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at theaddress or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A

REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A

RATIO OF 1.5:1

GENERAL

On December 6, 2007, our Board of Directors unanimously approved and recommended that the stockholders approve, and on the Record Date, the Majority Stockholders approved, an amendment to the Articles of Incorporation to effect a reverse stock split of our common stock. The Board of Directors determined that by reducing the number of shares of our common stock from 22,214,514  to approximately  14,809,676 shares.

The reverse stock split, when implemented, will not change the par value of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns two or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

The reverse stock split is conducted hereafter for the purpose of listing the Company in American Stock Exchange in conformance with the listing requirements.

CONSENT REQUIRED

Approval of the amendment required the consent of the holders of a majority of the outstanding shares of our common stock, as of the Record Date. The Majority Stockholders, who owned approximately 77.368% of the outstanding shares of our common stock as of the Record Date, has given its consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholders’ written consent in favor of the action. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO ARTICLES OF INCORPORATION

Approximately 20 days after this Information Statement has first been sent or given to stockholders, our Articles of Incorporation will be amended to effect a 1.5:1 reverse stock split.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

The market price per new share of our common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"). Accordingly,  the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of our common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company  following a reverse stock split is lower than the total market capitalization before the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

Corporate Matters.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock.  The reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any stockholders owning a fractional share.  See "Fractional Shares" below.

The reverse stock split will affect all stockholders uniformly and will not affect materially such stockholders' percentage ownership interests in the company. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.

No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share.  This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the reverse stock split.

Authorized Shares.

As of the Record Date, we had 50,000,000 shares of common stock authorized and 22,214,514 shares of common stock outstanding. Although the number of shares of common stock we are authorized to issue will not change as a result of the reverse stock split, the number of shares of our common stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the reverse stock split divided by 1.5.  Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

Accounting Matters.

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect.

Although, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

Approximately 20 days after this Information Statement has first been sent or given to stockholders, we will file an amendment to our Articles of Incorporation in the form approved by our Majority Stockholders with the Secretary of State of the State of Nevada.  The reverse stock split will become effective upon the filing of our Amended Articles of Incorporation with the State of Nevada, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

Our transfer agent, Standard Registrar & Transfer, Inc. located at 12528 South 1840, East Draper, UT 84020. Their telephone number is (801) 571-8844, is acting as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares may surrender certificates representing Old Shares for certificates representing New Shares. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) to the exchange agent. The Company will be responsible for the payment of all fees, including the transfer agent's fee, associated with certificate exchange and delivery.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

STOCK OWNERSHIP

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and our other executive officers, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Before Stock Split(Shares)	After Stock Split(Shares)	Before Stock Split(Percentage)(1)	After Stock Split (Percentage)(2)
Xiaojing Yu	14,917,000	9,944,667	67.15%	67.15%
Xueming Xu	1,870,000	1,246,667	8.42%	8.42%
Helin Cui	200,000	133,334	*	*
Qijiu Song	100,000	66,667	*	*
Ligang Wang	100,000	66,667	*	*
Directors and executive officers as a group (5 persons)	17,187,000	11,458,002	77.368%	77.368%

* Less than 1%

(1) In determining the percent of voting stock owned by a person before the reverse stock split, (a) the numerator is the number of shares of common stock beneficially owned by the person, and (b) the denominator is the total of  the 22,214,514 shares of common stock outstanding on the Record Date.

(2) In determining the percent of voting stock owned by a person after the reverse stock split (a) the numerator is the number of shares of common stock beneficially owned by the person immediately after the reverse stock split, and (b) the denominator is the total of the approximately 14,809,676 shares of common stock that will be outstanding after the reverse stock split.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or may be accessed at www.sec.gov.